UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

CLEANTECH INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53511	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Everton Capital Corporation 603, Unit 3, DongFeng South Road, NaShiLiJu 34, ChaoYang District, Beijing, China 100016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Throughout this Current Report on Form 8-K, we will refer to CleanTech Innovations, Inc. as “CleanTech,” the “Company,” “we,” “us” and “our.”

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2010, CleanTech Innovations, Inc., a Nevada corporation (the “Company”), entered into and consummated a series of agreements that resulted in the acquisition of all of the ordinary shares of Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”), a company organized under the laws of the People’s Republic of China (“PRC”).

The acquisition of Creative Bellows’ ordinary shares was accomplished pursuant to the terms of a Share Exchange Agreement and Plan of Reorganization, dated July 2, 2010 (the “Share Exchange Agreement”), by and between Creative Bellows and the Company. Pursuant to the Share Exchange Agreement, we acquired from Creative Bellows all of its equity interests in exchange for the issuance of an aggregate of 15,122,000 shares of our common stock to the stockholders of Creative Bellows (the “Share Exchange”). Concurrent with the closing of the transactions contemplated by the Share Exchange Agreement and as a condition thereof, we entered into an agreement with Mr. Jonathan Woo, our former Chief Executive Officer and Director, pursuant to which he returned 40,000,000 shares of our common stock to us for cancellation. Mr. Woo received compensation of $40,000 from us for the cancellation of his shares of our common stock. Upon completion of the foregoing Share Exchange transactions, we had an aggregate of 19,130,000 shares of common stock issued and outstanding.

We issued the shares of common stock to the stockholders of Creative Bellows in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

We refer to Item 1.01 above, “Entry into a Material Definitive Agreement,” and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

Description of Our Company

Historical Business

Prior to the transaction described in Item 1.01 above, we were an exploration stage company with minimal operations engaged in the search for mineral deposits or reserves. We were incorporated in the State of Nevada on May 9, 2006, under the name Everton Capital Corporation. On June 18, 2010, we changed our name to CleanTech Innovations, Inc. and authorized an 8-for-1 forward split of our common stock, effective on July 2, 2010.

Our common stock will trade under the symbol “EVCPD” for a 20-day period beginning on July 2, 2010, pursuant to FINRA rules governing corporate actions, after which period our symbol will revert to “EVCP.”

Description of CleanTech

CleanTech designs and manufactures high performance clean technology products that promote renewable energy production, pollution reduction and energy conservation in China. Our products are used in the wind power, steel and coke production, petrochemical, high voltage electricity transmission and thermoelectric industries. Our two wholly owned operating companies, Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”), a foreign investment entity, and Liaoning Creative Wind Power Equipment Co., Ltd. (“Creative Wind Power”), were organized under the laws of the People’s Republic of China (“PRC”) on September 17, 2007, and May 26, 2009, respectively. Creative Bellows owns 100% of Creative Wind Power.

Creative Wind Power designs and manufactures wind turbine towers. The wind power industry in China is dominated by the five largest state-owned energy companies, and Creative Wind Power sells its wind towers directly to the wind power operating subsidiaries of these companies. We believe that Creative Wind Power is well positioned to capture market opportunities associated with anticipated growth in the Chinese wind farm development business.

Creative Bellows produces bellows expansion joints, pressure vessels and other fabricated metal specialty products. Creative Bellows sell its products primarily to the China domestic steel, coking, petrochemical, high voltage electricity transmission and thermoelectric industries, where its durable and reliable products have enabled it to expand rapidly into these heavy industries. We believe that Creative Bellows is well positioned to take advantage of the industry-wide manufacturing upgrades in steel, coking, petrochemical and thermoelectric industries mandated by PRC government policies to conserve energy and reduce pollution.

Our principal executive offices and our manufacturing and product development facilities are located in the Tieling Economic Development Zone, Tieling, Liaoning Province, China. Our corporate offices are located at C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616. Our phone number is (86) 0410-6129922 and our website address is www.ctiproduct.com.

Industry Overview

Wind Power

China has limited fossil fuel reserves and must invest in renewable energy generation—such as wind—as part of a secure national energy plan. China adopted its first Renewable Energy Law in 2005, fostering the development of renewable energy and wind power. In 2007, China’s National Development and Reform Commission (“NDRC”) released its “Medium and Long-Term Development Plan for Renewable Energy in China.” The NDRC plan sets forth a renewable energy consumption target of at least 15% of China’s energy supply by 2020, with at least 3% of total power generation for areas covered by large-scale power grids to be wind-based production. This growth in wind-generated electricity will contribute towards China’s goal to cut its carbon dioxide emissions 40-45% by 2020 compared to 2005 levels, as announced in China’s carbon intensity goal in November 2009. According to the U.S. Department of Energy, a standard 1.5 megawatt wind turbine can displace 2,700 metric tons of carbon dioxide. The Renewable Energy Law and its amendments provide for priority grid access to wind farms, require grid operators to purchase power from qualified wind farms and fixes pricing of wind-produced electricity at rates of between 51-61 cents RMB per KWH. These clear government policies provide for stable rates of return on equity for wind farm operators, which stimulate investments in wind farms and drive the demand for our wind towers.

According to the World Wind Energy Association’s (“WWEA”) “World Wind Energy Report 2009,” China accounted for 36% of all newly installed wind power in 2009 and 16% of all worldwide capacity, second only to the United States. Wind power electrical production has grown in China from 0.8 gigawatts in 2004 to 26 gigawatts in 2009, according to the WWEA, a compound annual growth rate of approximately 102%. The Global Wind Energy Council, in its “Global Wind 2009 Report,” expects China to add 20 gigawatts of wind power capacity annually by 2014, and Morgan Stanley Research, in its June 8, 2010, “China Wind Energy” report, estimates that China will have 275-300 gigawatts of total wind power capacity installed by 2020, exceeding the official target of 100-150 gigawatts of capacity. Based on the NDRC’s “Medium and Long-Term Development Plan for Renewable Energy in China,” it costs approximately $1 billion to install 1 gigawatt of wind capacity in China, resulting in capital investments of approximately $274 billion spent on new wind power installations in China by 2020. We are located strategically in one of the two best regions in China for wind power production. The NDRC has planned large-scale wind farm projects with at least 10 gigawatts of wind power capacity in Hebei, Western Jilin and Inner Mongolia, all of which are located near CleanTech’s manufacturing site.

Pollution Control and Energy Conservation

China’s government has implemented social, economic, environmental, regulatory and government stimulus-related factors to drive demand for clean technology products that promote renewable energy production, pollution reduction and energy conservation. Currently, China’s energy structure is reliant predominantly on coal. Through its policies and stimulus programs, China has placed a priority on renewable energy, diversification of the power supply and sustainable economic and social development. Simultaneously, the government is fostering pollution reduction policies to limit carbon dioxide, waste water discharge, and other pollutant emissions while continuing to grow China’s steel production and coal-based power capacity.

The growing demand for energy has increased alongside China’s booming economy, created, in part, by the PRC government’s fiscal stimulus policies to foster industrialization, infrastructure projects and domestic manufacturing. China is currently the world’s largest steel producer, producing 567.8 million tons in 2009, an increase of 13.5% over 2008, according to China’s National Bureau of Statistics. China is also the world’s largest producer of coal chemicals, producing 353 million tons of coke in 2009, according to the NDRC. According to the U.S. Department of Energy’s Office of Industrial Technologies, the largest single environmental issue with steel production is the carburizing of coal into coke for use in the iron-making process. As a result of concerns about pollution and energy recycling, China’s electric utilities and iron and steel manufacturers are taking steps to implement more modern production processes designed to improve safety, reduce emissions, and conserve energy.

We design and manufacture high performance components that help heavy industry reduce pollution and recapture wasted energy. The rapid growth of China’s iron, steel, petroleum refining, metallurgy and power generation industries have created a demand for our clean technology products. The market in China for bellows expansion joints was approximately $3.0 billion in 2009, with an expected growth rate of approximately 10% annually, according to the Zero Power Intelligence Co., Ltd., “China Bellows Industry Investment Analyst and Research Report 2010.” The market in China for pressure vessels was approximately $6.77 billion in 2009, with an expected growth rate of approximately 25% annually over the next 5 years, according the Zero Power Intelligence Co., Ltd., “China Metal Pressure Vessel Investment Analyst and Research Report 2010.”

Products

Wind Turbine Towers

A typical wind turbine installation consists of a tower, nacelle—which houses the generator, gearbox and control systems—and the blade and rotor system. A free standing, utility-scale wind turbine tower is composed of rolled steel sections that we design, fabricate and fully assemble at the installation site of the wind farm. Taller towers yield higher electrical output because of stronger wind flow at greater heights. Our towers are constructed of high quality materials capable of enduring high-cycle fatigue stress cycles and designed to last the entire expected life of the wind turbine.

Currently, we produce towers for 1.5 megawatt land-based wind turbines, the most common turbine size in China’s wind farms. We have the capacity at present to manufacture 500 units per year. We plan to expand operations and develop towers for the next generations of wind farms in China, including towers for 3 and 5 megawatt land-based wind turbine installations and 3 megawatt offshore wind turbine installations. Our wind turbine tower customers at present consist of the wind power operating subsidiaries of two of the largest state-owned energy companies—China State Grid and Huaneng Power International Inc. (China Huaneng). We plan to expand our sales of wind turbine towers directly to the other state-owned energy companies, with whom we have developed good relationships, as we continue to introduce our wind turbine tower product lines to the industry.

Wind turbine installation (top) and section of wind turbine tower in production (bottom) (Source: the Company)

Bellows Expansion Joints

We design and manufacture specialty bellows expansion joints for heavy industries:

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Coke Dry Quenching (“CDQ”) High Temperature Bellows Expansion Joints – expansion joints used in coke dry quenching systems, a more environmentally friendly coke-making process being adopted by the iron and steel industries in China.

▪
Disk Spring Sleeve Bellows Expansion Joints – a key component in super high voltage electrical switching systems used by large electric utilities in China to upgrade and modernize the national electrical grid.

▪	Connecting Bend Pipes – unique flexible expansion joints that reduce hazardous gas leaks from coal ovens used to make coke.

Bellows expansion joints are used in piping systems to absorb expansion, contraction and movement of piping system components resulting from the extreme temperature changes, vibrations, high pressure and other mechanical forces common to large industrial production systems. The “bellows” is the flexible portion that permits movement in the expansion joint and is made of specialty steel or rubber. Bellows expansion joints absorb axial, lateral and angular motions, vibrations, thermal expansions and contractions.

Large industrial production piping systems are an integral part of the manufacturing process in iron and steel production, refining, heat recycling, and super-high voltage electrical systems. Expansion joints represent the weakest link in these systems unless they are made of high quality material and manufactured to withstand extreme pressure, changes in temperature and vibrations. Even high quality expansion joints must be replaced on a regular basis in order to properly maintain complex manufacturing systems.

Movement absorption of bellows (Source: the Company)

China traditionally imported stainless steel bellows expansion joints from Japan and the United States because of their superior manufacturing and engineering capabilities in this area. Creative Bellows is one of the few domestic Chinese manufactures of steel expansion joints that possess the advanced manufacturing and engineering skills required to produce high quality expansion joint products for the Chinese domestic steel, petrochemical and electrical utility industries.

CDQ High Temperature Bellows Expansion Joints

We manufacture expansion joints that are key components in an energy saving process used in the production of iron called “coke dry quenching” (CDQ). While the CDQ process is more prevalent in Japan, Chinese iron and steel mills are in the process of adopting the technology in order to reduce pollution and recycle energy released during the coking process.

Coke is made by baking coal at extremely high temperatures in an oxygen-free oven and then rapidly cooling it. In the conventional cooling process, the red-hot coke is cooled by drenching it with cold water (“coke wet quenching”), releasing toxic waste water and gases directly into the environment and wasting steam energy produced as the coke cools. The more modern and reliable CDQ process cools the coke with an inert gas circulated in an enclosed system, which reduces harmful gas emissions and waste water runoff while reclaiming the super heated gas for generating electricity or hot water. Compared to the coke wet quenching process, a steel mill using two CDQ systems can produce approximately 167 gigawatt hours of electricity from waste heat annually, saving approximately $9.2 million each year on electricity costs, save approximately 3.7 million tons of water, and reduce its carbon dioxide emissions by approximately 130,000 metric tons.(1)

China’s 11th Five Year Plan has encouraged the iron and steel-making industries to utilize the CDQ coke making process to promote energy conservation, reduce pollution and expand steel industry production. In addition, the Five Year Plan calls for a consolidation of the iron and steel industries in order to reduce the number of small, inefficient iron and steel mills that do not have the resources to adapt to the new policies encouraging efficiency and pollution reduction. We believe that as this industry consolidation takes place, larger iron and steel mills will continue to adopt the CDQ process because they have capital to invest, are better able to recycle the heat captured in the CDQ process and are better positioned to respond to government mandates on this technology.

Creative Bellows produces CDQ High Temperature Bellows Expansion Joints for the Chinese domestic market using a proprietary manufacturing process that allows the expansion joint to withstand temperatures exceeding 2100° Fahrenheit (1200° Celsius) and resist the corrosive effect of the toxic gas byproducts. The primary markets for our CDQ High Temperature Bellows Expansion Joints are new iron and steel mills in the China domestic market, existing mills being modernized by retrofitting CDQ systems and mills with installed CDQ systems that need to replace the CDQ High Temperature Bellows Expansion Joints, which management estimates have useful life expectancy of approximately two years.

CDQ High Temperature Bellows Expansion Joint (Source: the Company)

(1) Sources: United Nations Framework Convention on Climate Change: Baotou Iron & Steel CDQ and Waste Heat Utilization for Electricity Generation Project, 03/08/2007, and “CDQ-Modern coking technology,” by Anhui Vocational College of Metallurgy and Technology. Assumptions made in calculations: Steel mill using two CDQ systems, each with 125 tons/hour coal capacity and 15 megawatt electricity generating capacity, and $0.055/kilowatt hour (based on Huaneng 2009)

Disk Spring Sleeve Bellows Expansion Joints

The power generating capacity in China increased from 443 gigawatts in 2004 to an estimated 874 gigawatts by 2009, according to the China Electricity Council’s “2009 National Electric Power Industry Statistical Reports.” China is in the process of upgrading its electricity transmission grid to use super high voltage transmission systems, which allow for a more efficient transportation of electricity and reduce the amount of energy lost during transmission over long distances. Gas Insulated Switchgear (GIS) are key safety devices in these high voltage transmission systems. The GIS work as a circuit breaker to isolate electrical equipment and balance electrical loads. Pressurized gas within the GIS provides insulation and interrupts faults, reducing the likelihood of the current arcing from one piece of equipment to another.

Gas Insulated Switchgear at high voltage power plant	Disk Spring Sleeve Bellows Expansion Joint (Source: the Company)

We have developed Disk Spring Sleeve Bellows Expansion Joints for use in super high voltage GIS. Our Disk Spring Sleeve Bellows Expansion Joints reduce safety issues caused by conventional bellows used in GIS by better accommodating the unique gas pressure movements within the switchgear. We are one of the few manufacturers worldwide capable of producing Disk Spring Sleeve Bellows Expansion Joints for use in super high voltage GIS rated over 1,000 kilovolts. Our primary market for our Disk Spring Sleeve Bellows Expansion Joints is provincial and municipal power companies that are upgrading their transmission systems in order to promote more efficient distribution of electricity throughout China.

Connecting Bend Pipes

Connecting Bend Pipes are flexible metal expansion joints used in piping systems to carry gas away from coke ovens used in iron and steel mills. Connecting Bend Pipes are safer than rigid expansion joints because they can absorb the stresses from movements in the piping system better while still withstanding the intense temperatures of the hot coke gases. Rigid metal expansion joints used in gas piping systems are more prone to stress fractures and leaks, which may cause expensive system shutdowns or a catastrophic explosion. Connecting Bend Pipes are also easier to install and replace than rigid metal pipe expansion joints making reducing the cost of maintaining the systems which need replacement parts to be installed approximately every two years.

Connecting Bend Pipes awaiting shipment (Source: the Company)

We are one of the few companies in China to manufacture and supply Connecting Bend Pipes for the safe transmission of gases in the steel and coke industries. The primary markets for our Connecting Bend Pipes are iron and steel mills in the process of being modernized and upgraded for safety. Management estimates that Connecting Bend Pipes have a life expectancy of approximately two years.

Pressure Vessels

A pressure vessel is a container designed to hold liquid or gas at significantly higher or lower pressures than at normal sea level. Pressure vessels must be carefully designed, manufactured and operated properly in order to avoid serious explosions. The engineering specifications for pressure vessels are heavily regulated and vary from country to country. Pressure vessels may be made of steel or carbon composite materials. Spherical pressure vessels require forged parts constructed from high quality steel and welded together using highly sophisticated welding techniques.

Pressure vessel (Source: the Company)

Our pressure vessels are used in the petrochemical, electrical, steel, aerospace and metallurgical industries in heat exchangers and industrial reactors, and as storage tanks and separators used in their manufacturing and electrical production processes. We manufacture our pressure vessels to customer specifications from carbon or stainless steel to withstand high temperatures, high pressures and resist corrosion. We have received the necessary licensing from the State General Administration of the PRC for Quality Supervision and Inspection and Quarantine to manufacture pressure vessels of Class III A2 grade—the highest rating in China. Our pressure vessels are subject to stringent testing standards and are put through a battery of examinations using x-ray, ultrasonic, pneumatic and hydraulic testing to ensure quality control. Management estimates that our pressure vessels have an average life expectancy of 10 years.

Production

We conduct all manufacturing of our wind turbine towers, bellows expansion joints and pressure vessels in our facilities in the city of Tieling, Liaoning Province, China. We base our production schedule on customer orders and schedule deliveries on a just-in-time basis. We use advanced manufacturing equipment in our production process, including welding equipment from Panasonic and Miller. We received ISO 9001:2008 Quality Management System certification in October 2009. We have implemented multiple comprehensive quality control procedures, including non-destructive tests for defect detection through radiological (x-ray) and ultrasonic testing, pneumatic and hydraulic tests on pressure vessels and bellows expansion joints, and SF6 gas leakage tests on switchgear bellows expansion joints.

Sales and Marketing

We employ approximately 15 sales people to sell and market our products directly to customers without relying on distributors. We currently sell exclusively to China domestic companies and distribute our products throughout most of China. We also depend on referrals from our current clients and well-known industry design institutes. We have developed an extensive network of relationships with the large state-owned energy companies who are the principal developers of China’s wind-generated electricity installations, large-scale steel mills and state electrical grid. The Company funds marketing costs through our working capital.

Suppliers

Our major raw material purchases include stainless steel, carbon steel and component parts, including disk springs and flanges. We operate a multiple sourcing strategy and source our raw materials through various suppliers located throughout China. We are able to source our steel purchases directly from steel producers instead of through steel distributors, thereby reducing our costs significantly. We do not generally have long-term supply agreements with any of our raw materials suppliers. We believe that we will be able to obtain an adequate supply of steel and other raw materials to meet our manufacturing requirements. We maintain a good business relationship with all of our suppliers. Our principal suppliers are Tianjin Iron and Steel Co., Inc., Shenyang Haosen Co., Shenyang Oriental Kunlun Stainless Steel Industry Co., Ltd., Shenyang Maodelong Stainless Steel Co., Ltd., Shenyang Xilv Machine Manufacture Co., Ltd., Qinhuangdao Hengyu Trading Co., Ltd., Shenyang Hezhixiang Stainless Steel Co., Ltd., Liaoning Qingshan Stainless Steel Co., Ltd., Yangzhou Jiyang Spring Manufacture Co., Ltd. and Tianjin Hengtai Industry & Trading Co., Ltd.

Customers

Our customer base for our bellows expansion joints, pressure vessels and other fabricated metal specialty components is broad and consists mainly of large state-owned China domestic companies in the steel, petrochemical and thermoelectric industries. We first introduced our wind turbine tower products in February 2010. The wind power industry in China is concentrated and five of the largest state-owned energy companies dominate the current market. Three state-owned utility companies account for all of our current wind turbine tower business.

Intellectual Property

We rely on patent and trade secret protection laws in China, along with confidentiality procedures and contractual provisions, to protect our intellectual property and maintain our competitive edge in the marketplace. We and our subsidiaries have historically licensed the right to use patents from various parties, including from our Chairman and Chief Executive Officer, Ms. Bei Lu. We entered into a transfer agreement with Ms. Lu that intended to transfer to the Company her ownership of a design patent issued in China and used by the Company in its connecting bend pipe product. Ms. Lu has further granted the Company a perpetual, exclusive, worldwide and royalty-free license to use the patent, which may not be cancelled by her, until the registration of the ownership transfer of such patent becomes effective. The connecting bend pipe design patent expires on August 24, 2015. We have also been granted an exclusive license to use a production method patent for lead free soft solder with mischmetal from the Shenyang Industry University until December 31, 2013. We have applied for three additional patents, including design patents related to our CDQ high temperature bellows expansion joint and disk spring sleeve bellows expansion joint products, and we intend to apply for more patents to protect our core technologies.

We have implemented confidentiality and noncompetition policies with key employees.

Research and Development

To maintain our competitive edge in the marketplace and keep pace with new technologies, we believe it is important to devote resources to ongoing research and development to find improved efficiencies in design, cost, pollution reduction and energy conservation capabilities of our current products, while identifying and developing new high-end fabricated metal specialty components. We plan to spend approximately $860,000 on research and development in 2010, compared to approximately $66,582 in 2009 and none in 2008. This increase represents our commitment to develop new high performance clean technology products.

While we have no formal written alliances, we have worked with, and continue to work with, ACRE Coking & Refractory Engineering Consulting Corporation and the Liaoning Combustion Engineering Research Center on the development of new products.

Governmental and Environmental Regulation

Our manufacturing of wind turbine towers and pressure vessels requires a special license issued by the State General Administration of the PRC for Quality Supervision and Inspection and Quarantine. We received a license to manufacture wind turbine towers and pressure vessels of Class III A2 grade on January 8, 2009, which expires on January 7, 2013.

Our nondestructive radiological testing of products includes the use of x-rays for defect detection. In December 2008, the Bureau for Environmental Protection of Liaoning Province determined that the design and construction of our radiological (x-ray) defect detection room was in compliance with PRC Ministry of Health standards for radiological protection standards for industrial x-rays.

Our business and company registrations are in compliance in all material respects with the laws and regulations of the municipal and provincial authorities of Liaoning Province and China. We are subject to the National Environmental Protection Law of the PRC as well as local laws regarding pollutant discharge, air, water and noise pollution, with which we comply.

Competition

Our clean technology products compete presently only in the China domestic market. The general manufacturing industry for fabricated metal components in China is fragmented, diverse and highly competitive, with companies competing based on industry segment and component. We compete with China domestic private companies, China state-owned companies and international manufacturers. PRC government tax policies have encouraged domestic development of materials for the wind power industry. Transportation of wind turbine towers and other heavy metal components is a significant cost of the wind turbine equipment and installation, encouraging local sourcing of manufacturing. Three of the top provinces in China for wind farm installations as of 2008, according to the China Wind Energy Association, were Liaoning, Hebei and Jilin, all within ready delivery range of our manufacturing plant in Tieling, Liaoning Province.

Many of our competitors are more established and have substantially greater manufacturing, marketing and financial resources than us, including state backing for some companies. We plan to remain competitive by continuing to maintain strict quality standards, cost control and funding of research and development to deliver high quality clean technology products on a reliable basis and at competitive prices. We have no principal competitors at present for high temperature bellows expansion joints for CDQ systems. Our principal competitors in the disk spring sleeve bellows expansion joint market are: Shanghai Huqiang Bellows Manufacture Co., Ltd., Shenyang Instrument Science Institution and Shenyang Aerosun-Futai Expansion Joint Co., Ltd. Our principal competitors in the pressure vessel market are: Shenyang Aerospace Xinguang Group Co., Ltd. and Shenyang Luzheng Cooling & Heating Equipment Co., Ltd. Our principal competitors in the wind turbine tower market are: Engineering Company Ltd. of China Gezhouba Water & Power Group, Gansu Keyan Electricity Co., Ltd., Qingdao Tianneng Electricity Engineering Machinery Co., Ltd. We sell wind turbine towers directly to the state-owned energy companies and collaborate with wind turbine manufacturers on installations; we do not compete directly with wind turbine manufacturers, which include both China domestic and international manufacturers.

We are able to compete successfully with these companies because of our commitment to clean technology products that emphasize our focus on the renewable energy industry, pollution reduction and energy conservation.

▪
Proprietary product designs – We own or have applied for four design patents for our bellows expansion joint products. Our high temperature bellows expansion joint for CDQ systems and connecting bend pipe for coking plants are proven proprietary technology, occupying a significant portion of their respective markets with few comparable competitors. We intend to apply for more patents to protect our core technologies as they are developed.

▪
Advanced manufacturing technology – Our facilities use the latest technology in our manufacturing process, including welding equipment from Panasonic and Miller, to maintain quality standards and production of reliable products. We also have an exclusive license to use a patented production method for lead free soft solder with mischmetal from the Shenyang Industry University.

▪	Regional strength – Our manufacturing facilities are located in high growth regions for China’s wind farms.

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Low material costs – Our principal costs are raw materials, primarily carbon and stainless steel. We buy our steel direct from steel producers, bypassing distributors and lowering our overall costs for raw materials. Accordingly, we can offer our fabricated products to customers at a lower per unit price.

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Quality control – We have received ISO 9001:2008 Quality Management System certification, a mandatory PRC manufacturing license for pressure vessels and implemented multiple comprehensive quality control procedures designed to ensure that our fabricated products meet government regulations and our own high standards for quality. Our quality control procedures include inspections, including nondestructive testing, at all stages of the design and manufacturing process.

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Research and development – We plan to invest $860,000 in 2010 on research and development to develop new product lines. Our seasoned research and development team often works with leading engineering and design institutes to develop new products and production methods.

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Industry experience – Our management has extensive experience developing and patenting innovative products for our customer’s industries. We have significant manufacturing experience in rolling and welding thick-walled steel plates. We have received the mandatory license to manufacture wind turbine towers and pressure vessels of Class III A2 grade, the highest rated class of pressure vessels; this evidence of welding skill and experience provides us with a competitive advantage when bidding on new wind turbine tower contracts.

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Customer service – We work closely with our customers to design and manufacture products to their custom specifications. Our technical staff provides onsite guidance throughout the installation process.

Seasonality

The majority of our business is affected by seasonality. Sales of our bellows expansion joints and other fabricated metal specialty components typically experience stronger third and fourth calendar quarters and weaker first and second calendar quarters due to seasonal-related fluctuations in sales volumes. The Company sells products that are installed outdoors; consequently, demand for these fabricated metal specialty components can be affected by weather conditions.

Employees

As of March 31, 2010, we had 153 full time employees. We plan to hire 20-30 additional employees during 2010.

We believe that relations with our employees are satisfactory and retention has been stable. We enter into standard labor contracts with our employees as required by the PRC government and adhere to state and provincial employment regulations. We provide our employees with all social insurance as required by state and provincial laws, including pension, unemployment, basic medical and workplace injury insurance. We have no collective bargaining agreements with our employees.

Properties

Our principal executive offices and our designing and manufacturing facilities are located in the Tieling Economic Development Zone, Tieling, Liaoning Province, China. We own seven buildings, which include our office headquarters and manufacturing facilities. Creative Bellows has been granted land usage rights in Tieling to 94,473 square meters through 2057. Creative Wind Power has been granted land usage rights to an additional 43,500 square meters in Tieling through 2059.

Legal Proceedings

CleanTech may occasionally become involved in various lawsuits and legal proceedings arising in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions or operating results. CleanTech is currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Risk Factors

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our securities. Many of these events are outside of our control. The risks described below are not the only ones facing our company.  Additional risks not presently known to us or that we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described herein occur, our business, cash flow, results of operations and financial condition could be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

We are a major purchaser of certain raw materials that we use in the manufacturing process of our products, and price changes for the commodities we depend on may adversely affect our profitability.

The Company’s largest raw materials purchases consist of stainless steel and carbon steel. As such, fluctuations in the price of steel in the domestic market will have an impact on the Company’s operating costs and related profits. International steel prices were lower in 2009 than in 2008, but prices have increased in early 2010 along with the general economic recovery. The iron ore import price in China has also increased since 2009, which will impact the price and volume of steel produced by the China domestic steel industry.

Our profitability depends in part upon the margin between the cost to us of certain raw materials, such as stainless steel and carbon steel, used in the manufacturing process, as well as our fabrication costs associated with converting such raw materials into assembled products, compared to the selling price of our products, and the overall supply of raw materials. It is our intention to base the selling prices of our products in part upon the associated raw materials costs to us. However, we may not be able to pass all increases in raw material costs and ancillary acquisition costs associated with taking possession of the raw materials through to our customers. Although we are currently able to obtain adequate supplies of raw materials, it is impossible to predict future availability or pricing. The inability to offset price increases of raw material by sufficient product price increases, and our inability to obtain raw materials, would have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

The Company does not engage in hedging transactions to protect against raw material fluctuations, but attempts to mitigate the short-term risks of price swings by purchasing raw materials in advance.

We derive a substantial part of our revenues from several major customers. If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be seriously affected.

Our ten largest customers accounted for 84% of our revenues for the fiscal year ended December 31, 2009. Our largest customer accounted for approximately 19% of our revenues in the fiscal year ended December 31, 2009. These customers may not maintain the same volume of business with us in the future. If we lose any of these customers or they reduce the amount of business they do with us, our revenues and profitability may be seriously affected. With our recent entry into the wind turbine tower market, we will generate significant revenues from large-scale projects based on fixed price contracts with a limited number of customers. We do not foresee our relying on these same customers for revenue generation over time, however, as they will change with each large-scale project.

Additionally, many of our customers purchase our equipment as part of their capital budget. As a result, we are dependent upon receiving orders from companies that are either expanding their business, commencing a new business, upgrading their capital equipment or otherwise require capital equipment. Our business is therefore dependent upon both the economic health of these industries and our ability to offer products that meet regulatory requirements, including environmental requirements, of these industries and are cost justifiable, based on potential regulatory compliance and cost savings in using our equipment in contrast to existing equipment or equipment offered by others. Any economic slowdown can affect all purchasers and manufacturers of capital equipment, and we cannot assure you that our business will not be significantly impaired as a result of the current worldwide economic downturn.

Our plans for growth rely on an increasing emphasis on the wind power industry; this sector faces many challenges, which may limit our potential for growth in this new market.

Our principal plan for growth this year is to manufacture wind turbine towers for the China domestic wind power industry. This industry sector faces many developmental challenges, including a reliance on continued PRC government environmental and energy conservation policies and stimulus programs. Wind power accounts for a small percentage of the power generated in China currently, and the existing power grid and transmission system lags behind existing and planned wind power plant construction. Our ability to market to this segment is dependent upon both an increased acceptance of wind power as an energy source in China and the industry acceptance of our products. We believe there will continue to be an increased demand for wind power in China and that the power companies installing wind-generated power equipment will purchase our products. We cannot assure you that we will be able to develop this business successfully, however, and our failure to develop the business will have a material adverse effect on our overall financial condition and the results of our operations.

If we are not able to manage our growth, we may not be profitable.

Our continued success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements for our business or successfully assimilate and train new employees. In addition, to manage our growth effectively, we may be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate. Moreover, there can be no assurance that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

Our accounts receivables remain outstanding for a significant period of time, which has a negative impact on our cash flow and liquidity.

Our agreements with our customers generally provide that 30% of the purchase price is due upon the placement of an order, 30% upon delivery and 30% upon installation and acceptance of the equipment after customer testing. As a common practice in the manufacturing business in China, payment of the final 10% of the purchase price is due no later than the termination date of the our warranty period, which ranges from 12 to 24 months from the acceptance date.

We are required to maintain various licenses and permits regarding our manufacturing business, and the loss of or failure to renew any or all of these licenses and permits may require the temporary or permanent suspension of some or all of our operations.

In accordance with the laws and regulations of the PRC, we are required to maintain various licenses and permits in order to operate our manufacturing business. We are required to acquire a manufacturing license for specialized equipment from the State General Administration of the PRC for Quality Supervision and Inspection and Quarantine in order to produce wind turbine towers and pressure vessels of the Class III A2 grade. Our nondestructive radiological testing of products includes the use of x-rays for defect detection and we are required to maintain our defect detection room in compliance with PRC Ministry of Health standards for radiological protection standards for industrial x-rays. Failure to maintain these standards, or the loss of or failure to renew such licenses and production permits, could result in the temporary or permanent suspension of some or all of our production or distribution operations and could adversely affect our revenues and profitability.

We may experience material disruptions to our manufacturing operations.

While we seek to operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities, a material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial results. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including: prolonged power failures; equipment failures; disruptions in the transportation infrastructure including roads, bridges, railroad tracks; and fires, floods, earthquakes, acts of war, or other catastrophes.

We cannot be certain that our product innovations and marketing successes will continue.

We believe that our past performance has been based on, and our future success will depend, in part, upon our ability to continue to improve our existing products through product innovation and to develop, market and produce new products. We cannot assure you that we will be successful in introducing, marketing and producing any new products or product innovations, or that we will develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner could harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

The technology used in our products may not satisfy the changing needs of our customers.

While we believe that we have hired or engaged personnel who have the experience and ability necessary to keep pace with advances in technology, and while we continue to seek out and develop “next generation” technology through our research and development efforts, there is no guarantee that we will be able to keep pace with technological developments and market demands in our target industries and markets. Although certain technologies in the industries that we occupy are well established, we believe our future success depends in part on our ability to enhance our existing products and develop new products in order to continue to meet customer demands. With any technology, including the technology of our current and proposed products, there are risks that the technology may not address successfully all of our customers’ needs. Moreover, our customers’ needs may change or vary. This may affect the ability of our present or proposed products to address all of our customers’ ultimate technology needs in an economically feasible manner, which could have a material adverse affect on our business.

We may not be able to keep pace with competition in our industry.

Our business is subject to risks associated with competition from new or existing industry participants who may have more resources and better access to capital. Many of our competitors and potential competitors may have substantially greater financial and government support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. Among other things, these industry participants compete with us based upon price, quality, location and available capacity. We cannot be sure that we will have the resources or expertise to compete successfully in the future. Some of our competitors may also be able to provide customers with additional benefits at lower overall costs to increase market share. We cannot be sure that we will be able to match cost reductions by our competitors or that we will be able to succeed in the face of current or future competition. In addition, we may face competition from our customers as they seek to become more vertically integrated in order to offer full service packages. Some of our customers are also performing more services themselves.

We will face different market dynamics and competition as we develop new products to expand our target markets. In some markets, our future competitors would have greater brand recognition and broader distribution than we currently enjoy. We may not be as successful as our competitors in generating revenues in those markets due to the lack of recognition of our brand, lack of customer acceptance, lack of product quality history and other factors. As a result, any new expansion efforts could be more costly and less profitable than our efforts in our existing markets.

If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be impacted negatively and we could lose market share, any of which could materially harm our business.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Despite testing by us, defects may be found in existing or new products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver defective products, our credibility and the market acceptance and sales of our products could be harmed.

The nature of our products creates the possibility of significant product liability and warranty claims, which could harm our business.

Customers use some of our products in potentially hazardous applications that can cause injury or loss of life and damage to property, equipment or the environment. In addition, some of our products are integral to the production process for some end-users and any failure of our products could result in a suspension of operations. We cannot be certain that our products will be completely free from defects. Our newest product, wind turbine towers, has yet to be put into production at our customers’ wind farm installations. Moreover, we do not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. In addition, because the insurance industry in China is still in its early stages of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

We face risks associated with managing domestic Chinese operations.

All of our operations are conducted in China. There are a number of risks inherent in doing business in such market, including the following:

▪	unfavorable political or economical factors;

▪	fluctuations in foreign currency exchange rates;

▪	potentially adverse tax consequences;

▪	unexpected legal or regulatory changes;

▪	lack of sufficient protection for intellectual property rights;

▪	difficulties in recruiting and retaining personnel, and managing international operations; and

▪	less developed infrastructure.

Our inability to manage successfully the inherent risks in our China domestic activities could adversely affect our business. We can provide no assurances that any new market expansion will be successful because of the risks associated with conducting such operations, including the risks listed above.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We and our subsidiaries began operations in September 2007 and first introduced our wind turbine tower products in February 2010. Our limited operating history designing and manufacturing fabricated metal specialty components may not provide a meaningful basis on which to evaluate our business. Although our revenues have grown rapidly since inception, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

▪	maintain our proprietary technology;

▪	expand our product offerings and maintain the high quality of our products;

▪	manage our expanding operations, including the integration of any future acquisitions;

▪	obtain sufficient working capital to support our expansion and to fill customers’ orders in time;

▪	maintain adequate control of our expenses;

▪	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;

▪
anticipate and adapt to changing conditions in the wind power, steel, petrochemical and thermoelectric industry markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

Our inability to manage successfully any or all of these risks may materially and adversely affect our business.

Creative Bellows may only have a perpetual, exclusive, worldwide and royalty-free license to use the patents and trademarks used in its business.

We and our subsidiaries have historically licensed the right to use patents and trademarks from various parties, including from our Chief Executive Officer, Ms. Bei Lu. We entered into a transfer agreement that intended to transfer patents and trademarks used by the Company from its Chief Executive Officer, Ms. Lu, to Creative Bellows. Any transfer of the ownership of such patents and trademarks requires that the transfer agreement be registered with the State Intellectual Property Office of the PRC and the China Trademark Office under the State Administration of Industry and Commerce of the PRC, respectively. In the absence of such registration, the transfers would be ineffective under PRC law. The transfer agreement includes a perpetual, exclusive, worldwide and royalty-free license of the use of the patents and trademarks to Creative Bellows, which may not be cancelled by the licensor or grantor until such time as the ownership of such patents and trademarks are transferred effectively to Creative Bellows. If the licensor unilaterally terminates or repudiates the transfer agreement, the Company’s business may be adversely affected as Creative Bellows may have to litigate or arbitrate to retain such license rights.

We may not be able to protect our technology and other proprietary rights adequately.

Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties, both domestically and abroad. Despite our efforts, any of the following occurrences may reduce the value of our owned and used intellectual property:

▪	issued patents and trademarks that we own or have the right to use may not provide us with any competitive advantages;

▪	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology or that of those from whom we license our rights to use;

▪	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we use or develop; or

▪
another party may obtain a blocking patent and we or our licensors would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

Effective protection of intellectual property rights may be unavailable or limited in certain foreign countries. If we are unable to protect our proprietary rights adequately, it would have a negative impact on our operations.

We, or the owners of the intellectual property rights licensed to us, may be subject to claims that we or such licensors have infringed the proprietary rights of others, which could require us and our licensors to obtain a license or change designs.

Although we do not believe that any of our products infringe upon the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or those from whom we have licenses or that any such assertions or prosecutions will not have a material adverse affect on our business. Regardless of whether any such claims are valid or can be asserted successfully, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us or those from whom we have licenses, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Although we currently expect to have sufficient funding for the next 12 months, we may need additional capital to fund our future growth. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

▪	investors’ perceptions of, and demand for, companies in our industry;

▪	investors’ perceptions of, and demand for, companies operating in China;

▪	conditions of the United States and other capital markets in which we may seek to raise funds;

▪	our future results of operations, financial condition and cash flows;

▪	governmental regulation of foreign investment in companies in particular countries;

▪	economic, political and other conditions in the United States, China, and other countries; and

▪	governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to our existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences or superior voting rights, be combined with the issuance of warrants or other derivative securities, or be the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We may not be able to attract the attention of major brokerage firms because we became public by means of a share exchange.

There may be risks associated with our becoming public through the Share Exchange Agreement. Analysts of major brokerage firms may not provide our company coverage because there is no incentive for brokerage firms to recommend the purchase of our common stock. Furthermore, we can give no assurance that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Our business could be subject to environmental liabilities.

As is the case with manufacturers of similar products, we use certain hazardous substances in our operations. Currently, we do not anticipate any material adverse effect on our business, revenues or results of operations as a result of compliance with the environmental laws and regulations of the PRC. However, the risk of environmental liability and charges associated with maintaining compliance with PRC environmental laws is inherent in the nature of our business, and there is no assurance that material environmental liabilities and compliance charges will not arise in the future.

If we lose our key personnel, or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely impacted.

We rely heavily on the expertise, experience and continued services of our senior management, including our Chief Executive Officer, Ms. Bei Lu. Loss of her services could adversely impact our ability to achieve our business objectives. We believe our future success will depend upon our ability to retain key employees and our ability to attract and retain other skilled personnel. The rapid growth of the economy in China has caused intense competition for qualified personnel. We cannot guarantee that any employee will remain employed by us for any definite period of time or that we will be able to attract, train or retain qualified personnel in the future. Such loss of personnel could have a material adverse effect on our business and company. Moreover, qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. We need to employ additional personnel to expand our business. There is no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

We will incur significant costs as a result of our operating as a public company and our management will be required to devote substantial time to new compliance initiatives.

While we are a public company, our compliance costs to date have not been substantial in light of our limited operations. Creative Bellows has never operated as a public company. As a public company with substantial operations, we will incur increased legal, accounting and other expenses. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Certain members of our management have limited or no experience operating a company whose securities are listed on a national securities exchange or with the rules and reporting practices required by the federal securities laws and applicable to a publicly traded company. We will need to recruit, hire, train and retain additional financial reporting, internal control and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or prevent all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures.

The Sarbanes-Oxley Act, as well as the rules enacted by the SEC and the national securities exchanges as a result of the Sarbanes-Oxley Act, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities listed on those exchanges. We have not yet adopted all of these measures because, at present, we are not required to comply with many of the corporate governance provisions.

We do not have a board member that qualifies as an “audit committee financial expert” or that qualifies as “independent,” as that term is used in the rules of the SEC or the NASDAQ Stock Market.

Until we comply with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley Act, regardless of whether such compliance is required, the absence of standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds in the future if we determine it is necessary to raise additional capital. We intend to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

Rules newly applicable to us, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers of our business.

Furthermore, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any national securities exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We are a holding company that depends on cash flow from our wholly owned subsidiaries to meet our obligations.

After the Share Exchange, we became a holding company with no material assets other than the stock of our wholly owned subsidiaries, Creative Bellows and Creative Wind Power, which is a wholly owned subsidiary of Creative Bellows. Accordingly, Creative Bellows and Creative Wind Power will conduct all of our operations, which are responsible for research, production and delivery of goods. We currently expect that we will primarily retain the earnings and cash flow of our subsidiaries for use by us in our operations.

All of Creative Bellows’ liabilities survived the Share Exchange and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Before the Share Exchange, certain due diligence activities on the Company and Creative Bellows were performed. The due diligence process may not have revealed all liabilities (actual or contingent) of the Company and Creative Bellows that existed or which may arise in the future relating to the Company’s activities before the consummation of the Share Exchange. Notwithstanding that all of the Company’s pre-closing liabilities were transferred to a third party pursuant to the terms of the Share Exchange Agreement, it is possible that claims for such liabilities may still be made against us, which we will be required to defend or otherwise resolve. The transfer pursuant to the Share Exchange Agreement may not be sufficient to protect us from claims and liabilities, and any breaches of related representations and warranties. Any liabilities remaining from the Company’s pre-closing activities could harm our financial condition and results of operations.

New accounting standards could result in changes to our methods of quantifying and recording accounting transactions, and could affect our financial results and financial position.

Changes to the U.S. Generally Accepted Accounting Principles (“GAAP”) arise from new and revised standards, interpretations, and other guidance issued by the Financial Accounting Standards Board, the SEC, and others. In addition, the U.S. government may issue new or revised Cost Accounting Standards or Cost Principles. The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes could result in unanticipated effects on our results of operations, financial position, and other financial measures.

Risks Related to Our Business Being Conducted in China

China’s economic policies could affect our business.

All of our assets are located in China and all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China. While China’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations. The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China.

Historically, China has not adopted a Western style of management or financial reporting concepts and practices, nor modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various national banks located in China. Our cash accounts are not insured or otherwise protected. Should any bank holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank.

We have limited business insurance coverage and may incur losses due to business interruptions resulting from natural and man-made disasters, and our insurance may not be adequate to cover liabilities resulting from accidents or injuries that may occur.

The insurance industry in China is still in an early stage of development and insurance companies located in China offer limited business insurance products. In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States. We currently carry property and casualty insurance for our buildings, plant and equipment but cannot assure you that the coverage will be adequate to replace fully any damage to any of the foregoing. Should any natural catastrophes such as earthquakes, floods, or any acts of terrorism occur where our primary operations are located and most of our employees are based, or elsewhere, we might suffer not only significant property damage, but also loss of revenues due to interruptions in our business operations. The occurrence of a significant event for which we are not fully insured or indemnified, and/or the failure of a party to meet its underwriting or indemnification obligations, could materially and adversely affect our operations and financial condition. Moreover, no assurance can be given that we will be able to maintain adequate insurance in the future at rates we consider reasonable.

Tax laws and regulations in China are subject to substantial revision, some of which may adversely affect our profitability.

The Chinese tax system is in a state of flux, and it is anticipated that China’s tax regime will be altered in the coming years. Tax benefits that we presently enjoy may not be available to us in the wake of these changes, and we could incur tax obligations to the Chinese government that are significantly higher than currently anticipated. These increased tax obligations could negatively impact our financial condition and our revenues, gross margins, profitability and results of operations may be adversely affected as a result.

Certain tax treatment that we presently enjoy in China is scheduled to expire over the next several years.

We are entitled to certain tax benefits because a substantial portion of our operations is located in a privileged economic zone. When these tax benefits expire, our income tax expenses will increase, reducing our net income below what it would be if we continued to enjoy these tax benefits. A portion of our land use, education and other local government taxes are returned to us, thereby reducing our effective tax rate. Our current tax treatment will last until 2015.

We may face judicial corruption in China.

Another obstacle to foreign investment in China is corruption. There is no assurance that we will be able to obtain recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, through China’s poorly developed and sometimes corrupt judicial systems.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

China could change its policies toward private enterprise or even nationalize or expropriate private enterprises.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China. Over the past several years, the PRC government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The PRC government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop. Nationalization or expropriation could even result in the total loss of your investment.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in China is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes to existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our common stock. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

Fluctuation of the Renminbi may affect our financial condition and the value of our securities.

Although we use the United States dollar for financial reporting purposes, most of the transactions effected by our operating subsidiaries are denominated in China’s Renminbi. The value of the Renminbi fluctuates and is subject to changes in China’s political and economic conditions. Since July 2005, the Renminbi has not been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future the Chinese authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market.

Future movements in the exchange rate of the Renminbi could adversely affect our financial condition as we may suffer financial losses when transferring money raised outside of China into the country or paying vendors for services performed outside of China. Moreover, fluctuations in the exchange rate between the U.S. dollar and the Renminbi will affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we may issue in the future that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Inflation in China could negatively affect our profitability and growth.

The rapid growth of China’s economy has been uneven among economic sectors and geographical regions of the country. China’s economy grew nearly 12% in the first quarter of 2010 compared to the same period in 2009. Rapid economic growth can lead to growth in the money supply and rising inflation. According to the National Bureau of Statistics of China, the inflation rate in China declined in the second half of 2008 and much of 2009 during the current worldwide economic downturn, before climbing again to a high point of 1.9% in 2009, as compared to 8.7% and 6.9% in 2008. The inflation rate in China is expected to continue to increase in 2010 as the worldwide economy recovers, reaching 3.1% as of May 2010. If prices for our products and services fail to rise at a rate sufficient to compensate for the increased costs of supplies, such as raw materials, due to inflation, it may have an adverse effect on our profitability.

Furthermore, in order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of such policies may impede future economic growth. The People’s Bank of China, the central bank of the PRC, kept interest rates fixed during the recent economic crisis, but in the past has effected increases in the interest rates in response to inflationary concerns in the China’s economy. If the central bank raises interest rates from the current crisis levels, economic activity in China could slow and, in turn, materially increase our costs and reduce demand for our products and services.

We may not be able to obtain regulatory approvals for our products.

The PRC and local provincial governments regulate the manufacture and sale of our products in China. Although our licenses and regulatory filings are up to date, the uncertain legal environment in China and our industry may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

As our executive officers and directors, including the Chairman of our Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States. Also, because our operating subsidiaries and assets are located in China, it may be extremely difficult or impossible for individuals to access those assets to enforce judgments rendered against us or our directors or executive offices by United States courts. In addition, the courts in China may not permit the enforcement of judgments arising out of United States federal and state corporate, securities or similar laws. Accordingly, United States investors may not be able to enforce judgments against us for violation of United States securities laws.

PRC regulations relating to mergers, offshore companies and Chinese stockholders, if applied to us, may limit our ability to operate our business as we see fit.

PRC regulations govern the process by which we may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, these regulations require involved parties to make a series of applications and supplemental applications to various government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to PRC regulations, our ability to engage in business combination transactions in China through our Chinese subsidiaries has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate transactions that are acceptable to us or sufficiently protective of our interests.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our China subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange (“SAFE”). However, the relevant PRC government authorities may limit or eliminate their ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our China subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with Chinese governmental authorities, including SAFE. In particular, if our China subsidiaries borrow foreign currency loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance our China subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the NDRC, Ministry of Commerce (“MOFCOM”), or their respective local counterparts. These limitations could affect the ability of our Chinese subsidiaries to obtain foreign exchange through debt or equity financing.

Recent PRC regulations relating to the registration requirements for China resident stockholders owning shares in offshore companies as well as registration requirements of employee stock ownership plans or share option plans may subject the Company’s China resident stockholders to personal liability and limit its ability to acquire Chinese companies or to inject capital into its operating subsidiaries in China, limit its subsidiaries’ ability to distribute profits to the Company, or otherwise materially and adversely affect the Company.

The SAFE issued a public notice in October 2005 (“Circular 75”) requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising funds from overseas. In addition, any PRC resident who is the stockholder of an offshore special purpose company is required to amend his or her SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. To clarify further the implementation of Circular 75, the SAFE issued Circular 124 and Circular 106 on November 24, 2005 and May 29, 2007, respectively. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s stockholders who are PRC residents in a timely manner. If these stockholders fail to comply, the PRC subsidiaries are required to report to the local SAFE authorities. If the PRC subsidiaries of the offshore parent company do not report to the local SAFE authorities, they may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions. We cannot predict fully how Circular 75 will affect our business operations or future strategies because of ongoing uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us.

We have requested our PRC resident beneficial owners, including our Chairman, to make the necessary applications, filings and amendments as required under SAFE regulations in connection with their equity interests in us. We attempt to ensure that our Chinese subsidiaries comply, and that our PRC resident beneficial owners subject to these rules comply, with the relevant SAFE regulations. The Company cannot provide any assurances that all of our present or prospective direct or indirect PRC resident beneficial owners will comply fully with all applicable registrations or required approvals. The failure or inability of our PRC resident beneficial owners to comply with the applicable SAFE registration requirements may subject these beneficial owners or the Company to fines, legal sanctions and restrictions described above.

On March 28, 2007, SAFE released detailed registration procedures for employee stock ownership plans or share option plans to be established by overseas listed companies and for individual plan participants. Any failure to comply with the relevant registration procedures may affect the effectiveness of the Company’s employee stock ownership plans or share option plans and subject the plan participants, the companies offering the plans or the relevant intermediaries, as the case may be, to penalties under PRC foreign exchange regime. To date, the Company has made no grant of options nor does it have an employee stock ownership plan or share option plan in effect. These penalties may subject the Company to fines and legal sanctions, prevent the Company from being able to make distributions or pay dividends, as a result of which the Company’s business operations and its ability to distribute profits could be materially and adversely affected.

The Company’s PRC subsidiary may be exposed to penalties by the PRC government due to noncompliance with taxation, land use and construction administration, environmental and employment rules.

While the Company believes its PRC subsidiary has been in compliance with PRC taxation, land use and construction administration, environmental and employment rules during its operations in China, the Company has not obtained letters from the competent PRC government authorities confirming such compliance. If any competent PRC government authority takes the position that there is noncompliance with the taxation, land use and construction administration, environmental or employment rules by the Company’s PRC subsidiary, it may be exposed to penalties by such PRC government authority, in which case the operation of the Company’s PRC subsidiary in question may be adversely affected.

We operate in the PRC through our wholly owned operating entities initially approved by the local office of the PRC Ministry of Commerce (“MOFCOM’s Local Counterpart”). However, we cannot warrant that such approval procedures have been completely satisfied due to a number of reasons, including changes in laws and government interpretations.

Our operating entities in the PRC have received initial approval from MOFCOM’s Local Counterpart and there may be conditions subsequent to complete and maintain such approval. We believe we have satisfied the approval procedures of MOFCOM’s Local Counterpart. However, the approval procedures of MOFCOM’s Local Counterpart or interpretations of its approval procedures may be different from our understanding or may change. As a result, if our approval is revoked by MOFCOM's Local Counterpart for any reason, there may be a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act (the “FCPA”), which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Risks Related to Our Securities

The market price for our common stock may be volatile.

The trading price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but not limited to, our quarterly operating results or the operating results of other companies in our industry, announcements by us or our competitors of acquisitions, new products, product improvements, commercial relationships, intellectual property, legal, regulatory or other business developments and changes in financial estimates or recommendations by stock market analysts regarding us or our competitors. In addition, the stock market in general, and the market for companies based in China in particular, has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated or disproportionate to their operating performance. These broad market fluctuations may materially affect our stock price, regardless of our operating results. Furthermore, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell our common stock for a positive return on your investment.

Shares of our common stock lack a significant trading market.

Shares of our common stock are not yet eligible for trading on any national securities exchange. Our common stock may be quoted in the over-the-counter market on the OTC Bulletin Board or in what are commonly referred to as “pink sheets.” These markets are highly illiquid. Although we intend to apply for listing of our common stock on an exchange, there can be no assurance of if and when we could meet the initial listing criteria or if such application would be granted. There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that are quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, or to obtain coverage for significant news events concerning us, and the common stock could become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or for other purposes.

Future sales of shares of our common stock by our stockholders could cause our stock price to decline.

Future sales of shares of our common stock could adversely affect the prevailing market price of our stock. If our significant stockholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could significantly decline. Moreover, the perception in the public market that stockholders might sell shares of our stock could depress the market for our shares. If our stockholders who received shares of our common stock issued in the Share Exchange sell substantial amounts of our common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Regulation S, such sales could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of common stock issued in the Share Exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Regulation S under the Securities Act and the sale of such shares could have a negative impact on the price of our common stock.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of common stock, par value $.00001 per share, and 100,000,000 shares of preferred stock, par value $.00001 per share. After giving effect to the Share Exchange, there are approximately 80,870,000 authorized and unissued shares of our common stock that have not been reserved and are available for future issuance and 100,000,000 authorized and unissued shares of our preferred stock that have not been reserved and are available for future issuance. Although we have no commitments as of the date of this registration statement to issue our securities, we may issue a substantial number of additional shares of our common stock to complete a business combination or to raise capital. The issuance of additional shares of our common stock may (i) significantly reduce the equity interest of our existing stockholders and (ii) adversely affect prevailing market prices for our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to non-NASDAQ-listed issuers whose common stock trades at less than $5.00 per share or that have a tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which contains the following information:

▪	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

▪
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

▪	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” prices;

▪	a toll free telephone number for inquiries on disciplinary actions;

▪	definitions of any significant terms in the disclosure document or in the conduct of trading in penny stocks; and

▪	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following information:

▪	bid and offer quotations for the penny stock;

▪	compensation of the broker-dealer and our salesperson in the transaction;

▪	number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

▪	monthly account statements showing the market value of each penny stock held in the customer’s account.

The penny stock rules further require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks and a signed and dated copy of a written suitability statement.

Due to the requirements of the penny stock rules, many brokers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for our securities. Moreover, if our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Capital outflow policies in China may hamper our ability to declare and pay dividends to our stockholders.

China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our management believes that we will be in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, we may not be able to pay dividends to our stockholders outside of China. In addition, under current Chinese law, we must retain a reserve equal to 10% of net income after taxes, not to exceed 50% of registered capital. Accordingly, this reserve will not be available to be distributed as dividends to our stockholders. We presently do not intend to pay dividends in the foreseeable future. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

Our principal stockholders have the ability to exert significant control in matters requiring a stockholder vote and could delay, deter or prevent a change of control in our company.

The former stockholders of Creative Bellows, including our Chief Executive Officer, Ms. Bei Lu, and their designees, beneficially own or control approximately 79.05% of our outstanding shares as of the close of the Share Exchange. If these stockholders were to act as a group, they would possess significant influence over us, giving them the ability, among other things, to control the election of all or a majority of the Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company. Without the consent of the former stockholders of Creative Bellows, we could be prevented from entering into potentially beneficial transactions. The interests of these stockholders may differ from the interests of our other stockholders.

We have provisions in our Articles of Incorporation and Amended and Restated Bylaws that substantially eliminate the personal liability of members of our Board of Directors and our officers for violations of their fiduciary duty of care as a director or officer and that allow us to indemnify our officers and directors. These provisions could make it very difficult for you to bring any legal actions against our directors or officers for such violations or could require us to pay any amounts incurred by our directors or officers in any such actions.

Pursuant to our Articles of Incorporation, members of our Board of Directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances. This means that you may be unable to prevail in a legal action against our directors or officers even if you believe they have breached their fiduciary duty of care. In addition, our Articles of Incorporation and Amended and Restated Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay.

Taxation

We will not obtain an opinion of legal counsel regarding the United States income tax consequences of an investment in our securities.

We will not obtain an opinion of counsel regarding the U.S. income tax consequences of investing in our securities including whether we will be treated as a company for U.S. income tax purposes. Recent changes in tax laws have not, as yet, been the subject of administrative or judicial scrutiny or interpretation. Moreover, there is no assurance that future legislation may not further affect the tax consequences of an investment in our securities. INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE POSSIBLE U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those listed under the heading “Risk Factors” and those listed in our other Securities and Exchange Commission filings. The following discussion should be read in conjunction with our Financial Statements and related Notes thereto included elsewhere in this Current Report. Throughout this Current Report, we will refer to CleanTech Innovations, Inc. as “CleanTech,” the “Company,” “we,” “us” and “our.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Liaoning Creative Bellows Co., Ltd (“Creative Bellows”) was incorporated in Liaoning Province, People’s Republic of China (“PRC”) on September 17, 2007. Creative Bellows designs and manufactures bellows expansion joints, pressure vessels and other fabricated metal specialty products. Creative Bellows has one 100% owned subsidiary, Liaoning Creative Wind Power Equipment Co., Ltd (“Creative Wind Power”), which designs and manufactures wind turbine towers in China.

On June 18, 2010, Everton Capital Corporation, a U.S. shell company, changed its name to CleanTech Innovations, Inc. (“CleanTech”) and authorized an 8-for-1 forward split of its common stock, effective on July 2, 2010. Simultaneously, Everton changed its year end from August to December.

On July 2, 2010, the Company signed a share exchange agreement with CleanTech, whereby the Company's shareholders received 15,122, 000 shares in CleanTech. Concurrent with the share exchange agreement, CleanTech's principal shareholder cancelled 40,000,000 shares in CleanTech for $40,000. The cancelled shares were retired. CleanTech had 4,008,000 shares outstanding after the cancellation. The shareholders of Creative Bellows ended up owning 79.05% of the total shares outstanding of CleanTech. The transaction will be accounted for as a recapitalization of the Company and not as a business combination. Since CleanTech has no operations, no pro forma information is presented.
Critical Accounting Policies

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Basis of Presentation

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Creative Bellows and Creative Wind Power. All intercompany transactions and account balances are eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Accounts Receivable and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories

The Company’s inventories are valued at the lower of cost or market with cost determined on a weighted average basis. The Company compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Building	40	years
Machinery	5 – 15	years
Vehicle	5	years
Office Equipment	5	years

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605).  Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT).  The Company’s products that are sold and services that are provided in the PRC are subject to a Chinese VAT of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.  The Company recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables.

The warranty of the Company is provided to all customers and is not considered an additional service; rather, it is considered an integral part of the product’s sale. We believe the existence of our warranty does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 (ASC Topic 605) “Revenue Arrangements with Multiple Deliverables” separation and allocation model for a multiple deliverable arrangement. FAS 5 (ASC Topic 450) “Accounting for Contingencies” specifically addresses the accounting for standard warranties and neither SAB 104 (ASC subtopic 605-10-S99-1) nor EITF 00-21 (ASC Topic 605) supersedes FAS 5 (ASC Topic 450). We believe that accounting for our warranty pursuant to FAS 5 (ASC Topic 450) does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs and related overhead, which are directly attributable to the products and other indirect costs that benefit all products. Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Research and Development

Research and development costs are related primarily to the Company’s development and testing of its new technologies that are used in the manufacturing of bellows-related products. Research and development costs are expensed as incurred.  Research and development expenses were included in general and administrative expenses.

Foreign Currency Translation and Transactions and Comprehensive Income (Loss)

The accompanying consolidated financial statements are presented in United States Dollars (“USD”). The Company’s functional currency is the USD, while the Company’s wholly owned Chinese subsidiaries’ functional currency is the Renminbi (“RMB”). The functional currencies of the Company’s foreign operations are translated into USD for balance sheet accounts using the current exchange rates in effect as of the balance sheet date and for revenue and expense accounts using the average exchange rate during the fiscal year. The translation adjustments are recorded as a separate component of stockholders’ equity, captioned “Accumulated other comprehensive income (loss).” Gains and losses resulting from transactions denominated in foreign currencies are included in other income (expense) in the consolidated statements of operations. There have been no significant fluctuations in the exchange rate for the conversion of RMB to USD after the balance sheet date.

Segment Reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (codified in FASB ASC Topic 280), requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company’s financial statements as substantially all of the Company’s operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company’s assets are located in the PRC.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2010, compared to the Three Months Ended March 31, 2009

The following table presents the consolidated results of operations of Creative Bellows and Creative Wind Power for the three months ended March 31, 2010, as compared to the results of operations for the three months ended March 31, 2009.

	2010				2009
	$		% of Sales		$		% of Sales
Net sales		232,118	100%			207,958	100%
Cost of goods sold		112,567	48%			123,274	59%
Gross profit		119,551	52%			84,684	41%
Operating expenses		216,446	94%			70,623	34%
Income (loss) from operations		(96,895)	(42	) %		14,061	7%
Other Income (expenses), net		230,208	99%			(31)	-%
Income tax expense		38,160	16%			-	-%
Net income		95,153	41%			14,030	7%

NET SALES

Net sales for the three months ended March 31, 2010, were $232,118, compared to $207,958 for the comparable period in 2009.  Net sales increased $24,160 or 12%.  The Company incorporated in September 2007 and was in the preparation and development stage from inception through the beginning of 2009; the Company started generating sales in early 2009, and has made continuous efforts in strengthening its sales force.

COST OF GOODS SOLD

Cost of goods sold includes material costs, labor costs and related overhead, which are directly or indirectly attributable to our products. For the three months ended March 31, 2010, cost of goods sold was $112,567 or approximately 48% of net revenues, compared to $123,274 or 59% to net revenues for the comparable period in 2009.  The decrease in cost of revenue as a percentage to net revenues was attributed to the effective control of cost of raw materials and overhead cost by our management, and we establish a good and longstanding relationship with our suppliers in an effort to ensure a steady supply of raw materials.

GROSS PROFIT

Gross profit for the three months ended March 31, 2010, was $119,551.  Gross profit margin was 52%, compared to $84,684 or 41% for the comparable period in 2009, an increase of $34,867 or 41%.  The increase in gross profit margin was due primarily to the reasons described above.

OPERATING EXPENSES

Operating expenses consisted of selling, general and administrative expenses totaling $216,446 for the three months ended March 31, 2010, compared to $70,623 for the comparable period in 2009, an increase of $145,823 or 206%. The increase in operating expenses was due primarily to increases in employees’ salary, consulting fees and land use taxes as a result of the continuous growth of the Company.

NET INCOME

For the three months ended March 31, 2010, net income was $95,153, compared to $14,030 for the comparable period in 2009, an increase of $81,123, or 578%. This increase in net income was mainly a result of receipts of $373,229 in subsidy income during the three months ended March 31, 2010, which was a grant from Administrative Committee of Liaoning Province TieLing Economic & Technological Development Zone to attract businesses with high-tech products to do business in such zone.

Year Ended December 31, 2009, compared to the Year Ended December 31, 2008

The following table presents the consolidated results of operations of Creative Bellows and Creative Wind Power for the year ended December 31, 2009, compared to the results of operations for the year ended December 31, 2008.

	2009			2008
	$		% of Sales	$		% of Sales
Net sales		2,730,954	100%		-	N/A	%
Cost of goods sold		1,301,400	48%		-	N/A	%
Gross profit		1,429,554	52%		-	N/A	%
Operating expenses		427,260	15%		139,381	N/A	%
Income from operations		1,002,294	37%		139,381	N/A	%
Other income (expenses), net		111,169	4%		493,412	N/A	%
Income tax expense		282,098	10%		-	N/A	%
Net income		831,365	31%		354,031	N/A	%

NET SALES

Net sales for 2009 were $2,730,954. The Company incorporated in September 2007 and was in the preparation and development stage from inception through the beginning of 2009; the Company started generating sales in 2009.

COST OF GOODS SOLD

Cost of goods sold includes material costs, labor costs and related overhead, which are directly or indirectly attributable to our products. For 2009, cost of goods sold was $1,301,400 or approximately 48% of net sales in 2009.

GROSS PROFIT

Gross profit for 2009 was $1,429,554. Gross profit margin was 52% for 2009.

OPERATING EXPENSES

Operating expenses consisted of selling, general and administrative expenses totaling $427,260 for 2009, compared to $139,381 for 2008, an increase of $287,879 or 207%. The increase in operating expenses was due primarily to the commencement of sales and production from 2009.

NET INCOME

For 2009, net income was $831,365 compared to $354,031 for 2008, an increase of $477,334, or 135%. This increase in net income was mainly due to the commencement of sales in 2009. Most of net income in 2009 was generated from sales, whereas in 2008, net income was from subsidy income, which was a grant from the Administrative Committee of Liaoning Province TieLing Economic & Technological Development Zone to attract businesses with high-tech products to such zone. The subsidy was for general working capital needs without any conditions and restrictions, and is not required to be repaid. The grant was determined based on the investment amount by the Company and its floor space that is occupied in such zone. There was no income tax for the grant received in 2008.

LIQUIDITY AND CAPITAL RESOURCES

Three Months Ended March 31, 2010, Compared to the Three Months Ended March 31, 2009

As of March 31, 2010, the Company had cash and equivalents of $115,246, other current assets of $5,986,308, and current liabilities of $8,144,538. Working capital deficit was $2,042,984 at March 31, 2010. The ratio of current assets to current liabilities was 0.75-to-1 as of March 31, 2010.

The following is a summary of cash provided by or used in each of the indicated types of activities during the three months ended March 31, 2010 and 2009, respectively:

	2010	2009
Cash provided by (used in):
Operating activities	$(303,364)	$30,447
Investing activities	(1,799,718)	(20,583)
Financing activities	922,927	-

Net cash used in operating activities was $303,364 in the period of three months ended March 31, 2010, compared to net cash provided by operating activities of $30,447 for the comparable period in 2009. The net cash used in operating activities during first quarter of 2010 was mainly due to the increased advance to suppliers and payment for inventory.

Net cash used in investing activities was $1,799,718 in the three months ended March 31, 2010, compared to net cash used in investing activities of $20,583 in the comparable period of 2009.  The increase in cash used in investing activities was mainly for the purchase of fixed assets, land use rights and restricted cash from customers that was deposited in the bank for securing payment from those customers when the payment is due.

Net cash provided by financing activities was $922,927 for the three months ended March 31, 2010, compared to net cash provided by financing activities of $0 for the comparable period of 2009.  The increased cash flow provided by financing activities was due to the cash contribution by shareholders. During the three months ended March 31, 2010, the Company borrowed $5,565,156 from a bank and repaid the entire loan on March 18, 2010.

Year Ended December 31, 2009, Compared to the Year Ended December 31, 2008

As of December 31, 2009, the Company had cash and equivalents of $1,295,145, other current assets of $2,109,408, and current liabilities of $5,157,488. Working capital deficit was $1,752,935 at December 31, 2009. The ratio of current assets to current liabilities was 0.66-to-1 as of December 31, 2009.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2009 and 2008, respectively:

	2009	2008
Cash provided by (used in):
Operating activities	$(565,706)	$1,349,222
Investing activities	(1,385,676)	(4,643,319)
Financing activities	3,220,612	-

Net cash used in operating activities was $565,706 in 2009, compared to net cash provided by operating activities of $1,349,222 in 2008. The increase in net cash used in operating activities during 2009 was mainly due to the increased accounts receivable, other receivables and payments for prepaid expenses and inventory, despite a significant increase in net income.

Net cash used in investing activities was $1,385,676 in 2009, compared to net cash used in investing activities of $4,643,319 in 2008.  The cash used in investing activities in 2009 was for the purchase of fixed assets, construction in progress and a long term investment in a local credit union, whereas cash used in investing activities in 2008 was mainly for the purchase of land use rights and construction in progress.

Net cash provided by financing activities was $3,220,612 in 2009, compared to net cash provided by financing activities of $0 in 2008.  The increased cash provided by financing activities was due primarily to proceeds from short term loans from Credit Unions. The due dates of all the loans are May 26, 2010. The Company applied for a one year extension of the above loans to be paid on May 26, 2011, which was approved by the Credit Unions.

Recent Accounting Pronouncements

On March 5, 2010, the FASB issued ASU No. 2010-11 Derivatives and Hedging Topic 815, “Scope Exception Related to Embedded Credit Derivatives.” This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging — Embedded Derivatives — Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU is effective for the Company on July 1, 2010. Early adoption is permitted. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

On February 25, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09 Subsequent Events Topic 855, “Amendments to Certain Recognition and Disclosure Requirements,” effective immediately. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of US GAAP. The FASB believes these amendments remove potential conflicts with the SEC’s literature. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In August 2009, the FASB issued an ASU regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On June 10, 2009, the Company adopted ASU No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to evaluate the subsequent events through the date the financial statements are issued. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. The Company evaluated subsequent events through the date that the financial statements were issued.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is codified in FASB ASC Topic 825-10-50. This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” which is codified in FASB ASC Topic 320-10. This FSP modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The FSP also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the FSP, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The FSP further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. FSP 115-2 requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulate other comprehensive income. The Company adopted FSP No. SFAS 115-2 and SFAS 124-2 beginning April 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10-35-51 and 820-10-50-2, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. The Company adopted FSP No. SFAS 157-4 beginning April 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of June 10, 2009. The adoption of this standard did not have a material impact on our financial statements.

FASB ASC 820-10 provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on our financial statements.

FASB ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning June 10, 2009, and will change the accounting for business combinations on a prospective basis.

FASB ASC 350-30 and 275-10 amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The adoption of this standard did not have any impact on the Company’s financial statements.

FASB ASC 825-10 requires disclosures about the fair value of financial instruments for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

FASB ASC 320-10 amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on our financial statements.

As of December 31, 2009, the FASB has issued ASU through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information concerning the beneficial ownership of our common stock as of July 2, 2010, by (i) each person that we know beneficially owns more than 5% of our outstanding common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our named executive officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of July 2, 2010. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of July 2, 2010, there were 19,130,000 shares of our common stock issued and outstanding.

Unless otherwise indicated, each of the stockholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of common stock. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o CleanTech Innovations, Inc., C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616.

Name of beneficial owner	Number of shares	Percent of class
5% Stockholders
Wenge Chen	2,117,691	11.07%

Directors and Named Executive Officers
Bei Lu	9,375,348	49.01%
Guifu Li	—	*
Dianfu Lu	2,117,691	11.07%
All Directors and Named Executive Officers as a Group (3 Persons)	11,493,039	60.08%

*  Represents less than 1% of shares outstanding.

We are not aware of any arrangements that could result in a change in control of the Company.

Directors and Executive Officers

The following persons became our executive officers and directors on July 2, 2010, upon effectiveness of the Share Exchange and hold the positions set forth opposite their respective names.

Name	Position	Age
Bei Lu	Chairman and Chief Executive Officer	39
Guifu Li	Chief Financial Officer	56
Lige Zheng	Chief Operating Officer	58
Dianfu Lu	Director	71
Nan Liu	Corporate Secretary	32

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Each executive officer is a full time employee. Our directors hold office for one-year terms or until their successors have been elected and qualified. Ms. Bei Lu, our Chairman and Chief Executive Officer, is the daughter of Mr. Dianfu Lu, one of our directors. There are no other family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel.

Ms. Bei Lu, Chairman and Chief Executive Officer

Ms. Lu was appointed Chairman and Chief Executive Officer of the Company on July 2, 2010. Ms. Lu is one of the founders of Creative Bellows and was appointed its Chairman of the Board and Chief Executive Officer in September 2007. From September 1993 to July 2007, Ms. Lu served as General Manager of Shenyang Xinxingjia Bellows Manufacture Co., Ltd. Since 2006, Ms. Lu has served as the Vice Chairman of the Professional Manager Association of Liaoning Province. In 2005, the China Professional Manager Research Center of State-owned Assets Supervision and Administration Commission (SASAC) and China National Center for Human Resources Ministry of Personnel selected Ms. Lu as a National Excellent Professional Manager. Ms. Lu has designed two patented bellows expansion joint products. Ms. Lu received her bachelor’s degree from Shenyang University of Technology in 1992. Ms. Lu is the daughter of Mr. Dianfu Lu, one of our directors. As one of the Company’s founders, Ms. Lu brings to the Board of Directors her extensive knowledge of the operations and long-term strategy of the Company. The Board of Directors believes that Ms. Lu’s vision, leadership and extensive knowledge of the Company is essential to our future growth. Her skills include operations, marketing, business strategy and product development.

Ms. Guifu Li, Chief Financial Officer

Ms. Li was appointed Chief Financial Officer of the Company on July 2, 2010. Ms. Li joined Creative Bellows in March 2010 as its Chief Financial Officer. From August 2008 to August 2009, Ms. Li served as Chief Financial Officer of Shenyang Astron Mining Industries Ltd., the China subsidiary of Astron Limited, an Australian public company with a market capitalization of over AUD $120 million. From January 2004 to July 2008, Ms. Li served as Financial Controller of Shenyang Economic and Technological Development Zone Thermoelectric Company. From March 2001 to December 2003, Ms. Li served as Vice President of Liaoning Energy Conservation Material Company. From September 1970 to February 2001, Ms. Li served as an accountant and Chief Financial Officer of Shenyang Cable Co., Ltd. Ms. Li graduated from the Dongbei University of Finance and Economics in 1976.

Mr. Lige Zheng, Chief Operating Officer

Mr. Zheng was appointed Chief Operating Officer of the Company on July 2, 2010. Mr. Zheng joined Creative Bellows in June 2008 as its Chief Operating Officer. Prior to joining the Company, Mr. Zheng served as Vice President of Dalian Baifute Cable Company. From January 1974 to June 2005, Mr. Zheng worked for Shenyang Cable Co., Ltd., rising to the position of Vice General Manager. Mr. Zheng graduated from the Shenyang College of Finance and Economics in 1986.

Mr. Dianfu Lu, Director

Mr. Lu was appointed a director of the Company on July 2, 2010. Mr. Lu is one of the founders of Creative Bellows and was appointed its Director in September 2007. From 1991 to 2007, Mr. Lu served as the Director of Shenyang Xinxingjia Bellows Manufacture Co., Ltd. From 1989 to 1990, Mr. Lu served as the General Engineer of Shenyang Bellows Group. From 1985 to 1989, Mr. Lu served as the Research Director of Shenyang Machinery Design & Research Institute. From 1963 to 1985, Mr. Lu served as a Senior Engineer of the Shenyang Second Tractor Plant. Mr. Lu received his bachelor’s degree in Machinery Manufacture and Design from the Shenyang University of Technology in 1963. Mr. Lu is the father of Ms. Bei Lu, our Chairman and Chief Executive Officer. Mr. Lu brings to the Board of Directors unparalleled knowledge of industrial product development through his nearly 40 years of design and manufacturing experience in China. The Board of Directors believes that Mr. Lu’s extensive knowledge of the Company, its operations, long-term strategy and industry as one of the Company’s founders is essential to our future growth. His skills include operations, business and product development, industry analysis and risk assessment.

Ms. Nan Liu, Corporate Secretary

Ms. Liu was appointed Corporate Secretary of the Company on July 2, 2010. Ms. Liu was appointed as Creative Bellows’ Corporate Secretary in May 2010. She joined the Creative Bellows in September 2009 as its Financial Manager. From October 2006 to August 2009, Ms. Liu served as an auditor with the Liaoning Weishixin Accounting Firm. From September 2001 to September 2006, Ms. Liu served as an accountant for the Shenyang Sanyo Heavy Industry Group. Ms. Liu received her bachelor’s degree from the Dongbei University of Finance and Economics in 2001.

Legal Proceedings

During the past ten years, none of the Company’s directors or executive officers has been:

▪
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

▪	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

▪
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

▪
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

▪
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

▪
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

As a “smaller reporting company,” we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to the disclosure required by Item 402 of Regulation S-K. Under the scaled disclosure obligations, the Company is not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

The following table sets forth information concerning the compensation for the years ended December 31, 2009 and 2008, of certain of our executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Bei Lu	2009	7,320	0	0	0	0	0	0	7,320
Chairman and Chief Executive Officer	2008	—	0	0	0	0	0	0	—

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Neither the Company nor its subsidiaries have employment agreements with their respective officers currently.

Change-In-Control Agreements

We do not have any existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, or a change in control of the Company or a change in the named executive officer’s responsibilities following a change in control.

Equity Incentive Plans

We have no equity incentive plan currently. We intend to adopt an equity incentive plan in order to further the growth and general prosperity of the Company by enabling our officers, employees, contractors and service providers to acquire our common stock, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain its officers, employees, contractors and service providers.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2009, there were no outstanding equity awards held by the executive officers of the Company.

Compensation of Directors

As of December 31, 2009, none of our directors has received any compensation from us for serving as our directors.

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity.

We have not compensated, and will not compensate, our non-independent directors, such as Ms. Lu and Mr. Lu, for serving as our directors, although they are entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

We do not maintain a medical, dental or retirement benefits plan for our directors.

Certain Relationships and Related Transactions, and Director Independence

There were no transactions with any related persons (as that term is defined in Item 404 in Regulation SK) since the beginning of the Company’s last fiscal year, and for the two fiscal years preceding the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

We rely on our Board of Directors to review related party transactions involving our Company on an ongoing basis to prevent conflicts of interest. The Board of Directors reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.  These policies and procedures are not evidenced in writing.

Code of Ethics

We have adopted a Code of Ethics, which we believe is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of Code violations; and provide accountability for adherence to the Code.

Director Independence

Our Board of Directors currently is comprised of two directors. None of our current directors qualifies as an “independent” director for the purposes of the listed company standards of The NASDAQ Stock Market LLC (“NASDAQ”) currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. The Company intends to add independent directors to its Board of Directors as a requirement to the listing of its common stock on a national securities exchange. The composition of our Board of Directors, and that of its committees, will be subject to the corporate governance provisions of the Company’s primary trading market, including the requirement for the appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002 and regulations adopted by the SEC and NASDAQ pursuant thereto.

Audit Committee

We have a separately designated Audit Committee of the Board of Directors, which functions are performed by our Board of Directors. None of our directors currently is deemed “independent”—our Chairman is also our Chief Executive Officer and our other director is the father of our Chairman and Chief Executive Officer. None of our directors is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. Our Audit Committee is responsible for: (i) selection and oversight of our independent registered public accounting firm; (ii) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (iii) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (iv) engaging outside advisors; and, (v) funding for the independent registered public accounting firm and any outside advisors engaged by the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, the current copy of which was filed previously with the SEC.

Disclosure Committee

We have a separately designated Disclosure Committee of the Board of Directors, which functions are performed by our Board of Directors. Our Disclosure Committee is comprised of all of our directors and officers. The purpose of the Disclosure Committee is to provide assistance to the Chief Executive Officer and Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about the Company and the accuracy, completeness and timeliness of our financial reports. The Board of Directors has adopted a written charter for the Disclosure Committee, the current copy of which was filed previously with the SEC.

Compensation Committee

We intend to establish a Compensation Committee of the Board of Directors. The Compensation Committee would review and approve our salary and benefits policies, including the compensation of executive officers. The Compensation Committee would also administer our equity incentive plans and recommend and approve grants of stock options under such plans.

Indemnification of Directors and Officers

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by such person in such capacity, whether or not the corporation has the authority to indemnify such person.

Our Articles of Incorporation and Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful.

The effect of these provisions may be to eliminate the rights of the Company and our stockholders (through stockholder derivative suits on behalf of the Company) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Available Information

We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, we issued an aggregate of 15,122,000 shares of common stock to 5 non-U.S. persons, the former stockholders of Creative Bellows, as contemplated by Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for all of the equity interests of Creative Bellows. The issuance of our common stock to the former stockholders of Creative Bellows was exempt from the registration requirements of the Securities Act pursuant to Regulation S. The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act, on the basis that the purchasers were not offered the shares in the United States and did not execute or deliver any agreement within the United States.

Description of Registrant’s Securities

The following information describes our securities and provisions of our Articles of Incorporation and Amended and Restated Bylaws, all as in effect upon the closing of the Share Exchange. This description is only a summary. You should also refer to our Articles of Incorporation and Amended and Restated Bylaws, copies of which have been incorporated by reference or filed as exhibits to this Current Report on Form 8-K.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.00001 per share, and 100,000,000 shares of preferred stock, par value $.00001 per share.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange, there are approximately 43 holders of record of our common stock and our issued and outstanding securities, on a fully diluted basis, consist of:

▪
19,130,000 shares of common stock, approximately 79.05% of which are held by the former stockholders of Creative Bellows and approximately 20.95% of which are held by the existing stockholders of the Company;

▪	No shares of preferred stock;

▪	No options to purchase any capital stock or securities convertible into capital stock; and,

▪	No warrants to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share. Our Articles of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Description of Preferred Stock

Our Articles of Incorporation authorize our Board of Directors, in its discretion, to divide and issue the authorized shares of preferred stock into one or more series and, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock. Currently, there are no shares of preferred stock issued and outstanding.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Creative Bellows is and always has been a privately held company and now is a wholly owned subsidiary of the Company. There is not and never has been a public market for the securities of Creative Bellows. Our common stock qualified for quotation on the OTC Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) on October 23, 2008, under the symbol “EVCP.” Our common stock will trade under the symbol “EVCPD” for a 20-day period beginning on July 2, 2010, pursuant to FINRA rules governing corporate actions, after which period our symbol will revert to “EVCP.” There currently is no liquid trading market for our common stock. Since its initial listing, no trades of our common stock have occurred through the facilities of the OTCBB.

As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on The NASDAQ Stock Market, although we cannot be certain that our application will be approved.

Dividends

Dividends may be declared and paid out of legally available funds at the discretion of our Board of Directors. We have not paid previously any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

In addition, our ability to pay dividends may be affected by the foreign exchange controls in China that restrict the payment of dividends to the Company by its Chinese subsidiaries. China has adopted currency and capital transfer regulations that may require our Chinese subsidiaries to comply with complex regulations for the movement of capital. These regulations include a public notice issued in October 2005 by the State Administration of Foreign Exchange (“SAFE”) requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China. Although the Company believes its Chinese subsidiaries are in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, the Company may not be able to pay dividends outside of China.

Securities Authorized for Issuance under Equity Compensation Plans

During the year ended December 31, 2009, we did not have a formal equity compensation plan in effect. We did not grant any equity based compensation awards during the year ended December 31, 2009, nor do we have any equity compensation plan not approved previously by security holders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT  84117.  Our transfer agent’s telephone number is (801) 272-9294.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2010, as of the closing of the Share Exchange, Mr. Jonathan Woo resigned as our director and Ms. Bei Lu was appointed Chairman of the Board of Directors and Mr. Dianfu Lu was appointed to our Board of Directors. As a result, Ms. Lu and Mr. Lu became the sole members of our Board of Directors.

On July 2, 2010, as of the closing of the Share Exchange, Mr. Woo resigned as President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Treasurer of the Company and Ms. Bei Lu was appointed Chief Executive Officer, Ms. Guifu Li as Chief Financial Officer, Mr. Lige Zheng as Chief Operating Officer and Ms. Nan Liu as Corporate Secretary.

Reference is made to the disclosure of the biographies of each of the new directors and officers as set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Ms. Bei Lu, our Chairman and Chief Executive Officer, is the daughter of Mr. Dianfu Lu, one of our directors. There are no other family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. There were no transactions since the beginning of our last fiscal year, and for the two fiscal years preceding the Company’s last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any of our directors or officers had or will have a direct or indirect material interest, other than the ownership of shares of our common stock as a result of the Share Exchange. Reference is made to the disclosure of the beneficial ownership of each of the new directors and officers as set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2010, the Company changed its name to CleanTech Innovations Inc. and filed Articles of Merger with the Secretary of State of the State of Nevada amending the Articles of Incorporation of the Company to reflect such change in company name. No other changes to the Articles of Incorporation were made. The Articles of Merger are filed as Exhibit 3.3 to this Current Report on Form 8-K.

On July 2, 2010, the Board of Directors of the Company, by unanimous consent, amended Article I, Section .01 of the Company’s Bylaws to authorize the Board of Directors to set the date and time of the Company’s annual meeting of stockholders, rather than requiring the meeting to be held during the first week in September of each and every year. The amendment was effective immediately. The Amended and Restated Bylaws of the Company are filed as Exhibit 3.2 to this Current Report on Form 8-K.

On July 2, 2010, as of the closing of the Share Exchange, the Board of Directors of the Company, by unanimous consent, changed the fiscal year of the Company to end on December 31 from August 31. Beginning with the periodic report required pursuant to the Securities Exchange Act of 1934, as amended, for the quarter in which the transaction contemplated by the Share Exchange Agreement was consummated, the Company will file annual and quarterly reports based upon a December 31 fiscal year end.

Item 5.06 Change in Shell Company Status.

On July 2, 2010, we consummated the transactions contemplated by the Share Exchange Agreement. As a result of the consummation of the Share Exchange described in Item 1.01 of this Current Report on Form 8-K, we are no longer a shell company as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 8.01 Other Events

On June 17, 2010, our Board of Directors authorized an 8-for-1 forward stock split of all outstanding shares of our common stock, par value $.00001 per share (the “Common Stock”). The forward stock split was made effective as of July 2, 2010. The forward stock split increased the number of shares of Common Stock outstanding, but did not affect the number of shares of Common Stock authorized or the par value of the Common Stock.

The effect of the forward stock split was to increase the number of shares of Common Stock issued and outstanding from 2,391,250 shares to 19,130,000 shares after giving effect to the Share Exchange Agreement and shares returned to the treasury for cancellation by Mr. Woo.

Our common stock will trade under the symbol “EVCPD” for a 20-day period beginning on July 2, 2010, pursuant to FINRA rules governing corporate actions, after which period our symbol will revert to “EVCP.”

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Creative Bellows and its subsidiary for the years ended December 31, 2009 and 2008, and the unaudited consolidated financial statements for the three months ended March 31, 2010 and 2009, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.3 of this Current Report on Form 8-K.

(c) Shell company transactions.

Reference is made to Item 9.01(a) of this Current Report on Form 8-K and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement and Plan of Reorganization by and between Liaoning Creative Bellows Co., Ltd. and CleanTech Innovations, Inc., dated July 2, 2010
2.2	Return to Treasury Agreement by and between the Company and Jonathan Woo, dated July 2, 2010
3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Form SB-2 (File No. 333-138995) filed on November 29, 2006)
3.2	Amended and Restated Bylaws
3.3	Articles of Merger between Everton Capital Corporation and CleanTech Innovations, Inc. amending the Articles of Incorporation filed with the Secretary of State of the State of Nevada on June 18, 2010
3.4	Articles of Exchange of Liaoning Creative Bellows Co., Ltd. and CleanTech Innovations, Inc. filed with the Secretary of State of the State of Nevada on July 2, 2010
4.1	Specimen Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Company’s Form SB-2 (File No. 333-138995) filed on November 29, 2006)
10.1	Jade Claim (Incorporated herein by reference to Exhibit 10.1 to the Company’s Form SB-2 (File No. 333-138995) filed on November 29, 2006)
10.2	Trust Agreement (Incorporated herein by reference to Exhibit 10.2 to the Company’s Form SB-2 (File No. 333-138995) filed on November 29, 2006)
14.1	Code of Ethics (Incorporated herein by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K (File No. 333-138995) filed on December 1, 2008)
16.1	Letter from Malone & Bailey, PC, dated April 23, 2009 (Incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K (File No. 000-53511) filed on April 24, 2009)
21.1	Subsidiaries of the Company
99.1	Audit Committee Charter (Incorporated herein by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K (File No. 333-138995) filed on December 1, 2008)
99.2	Disclosure Committee Charter (Incorporated herein by reference to Exhibit 99.2 to the Company’s Annual Report on Form 10-K (File No. 333-138995) filed on December 1, 2008)
99.3
Audited consolidated financial statements of Liaoning Creative Bellows Co., Ltd. and Subsidiary for the years ended December 31, 2009 and 2008, and the unaudited consolidated financial statements for the three months ended March 31, 2010 and 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)

Date:	July 2, 2010	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer